Exhibit 10.11
December 28, 2006
Western Dubuque Biodiesel
Re: Agreement to Invest
Dear Madam or Sir:
     Renewable Energy Group, Inc. (“REG”) hereby indicates its agreement to invest $2,500,000 in Western Dubuque Biodiesel, LLC (“Company”) upon the terms as set out in this writing. REG has reviewed the representations necessary for purposes of the investment, and sets out the following:
REG is aware that the units issued to REG by the Company (“Units”) will not be registered with any federal or state securities commission, and that the transfer of Units to REG must therefore fall within an exemption from both federal and state securities laws. To that end, REG acknowledges that:
REG is an accredited investor as defined in Regulation D under the Securities Act of 1933; REG’s principal place of business is in the State of Iowa; and REG is accepting such Units in lieu of cash payment for the purpose of investment and not for resale.
REG further acknowledges and agrees that it shall be subject to and comply with all terms and conditions of the Operating Agreement of the Company, as amended from time to time (the “Operating Agreement”), in all respects, that it shall be bound by all of the provisions of said Operating Agreement and at the time of issuance of the Units, REG will execute a Member Signature Page to the Operating Agreement.
REG understands that the Units are likely “restricted securities” as defined by Rule 144 of the Securities Act of 1933 and consequently, there may be substantial restrictions on the transfer of the Units. At a minimum, the Units will likely be subject to a nine month holding period pursuant to the safe harbor of Rule 147. To effectuate a transfer of its units REG understands it will be required to comply with the transfer provisions of the Operating Agreement, which will require REG to complete a unit transfer application and may require an opinion of counsel that the transfer complies with all applicable state and federal securities laws.
     The undersigned is empowered and duly authorized by REG to subscribe for units in the Company in a value equal to $2,500,000. REG’s investment of $2,500,000 in the Company shall be due and payable as the final payments from the Company are made to REG relating to the construction agreement on the biodiesel facility to he built by REG for the benefit of Western Dubuque Biodiesel, LLC. Such investment shall be applied as a credit against REG’s final invoices to the Company,
     Should you require further verification of our agreement to invest, please feel free to contact the undersigned.

RENEWABLE ENERGY GROUP, INC.
By	/s/ Jeffrey Stroburg
CEO, Renewable Energy Group, Inc.

ACCEPTANCE OF AGREEMENT TO INVEST
     The undersigned, in behalf of Western Dubuque Biodiesel, LLC, acknowledges the foregoing terms, and hereby accepts and agrees to the terms of investment by REG in the Company as set out above.

Western Dubuque Biodiesel, LLC
By	/s/ William G. Schueller, Chairman
(Title)